Exhibit 10.31
Angel Oak Mortgage, Inc.
2021 Equity Incentive Plan

Performance-Based Restricted Stock Unit Award Agreement
Angel Oak Mortgage REIT, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Angel Oak Mortgage, Inc. 2021 Equity Incentive Plan (the “Plan”), a performance-based restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.01 per share (“Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).
2.Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. As of each date on which the Company pays a cash dividend to record owners of shares of Stock (a “Dividend Date”), the number of shares subject to the Award shall increase by (i) the product of the total number of shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per share of Stock by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a share of Stock on such Dividend Date. Any such additional shares shall be subject to the same vesting conditions and payment terms set forth herein as the shares to which they relate.
3.Vesting and Settlement.
3.1.Performance-Based Vesting Conditions. Subject to the remainder of this Section 3, the shares of Stock subject to the Award shall vest pursuant to the terms of this Agreement and the Plan based on the achievement of the performance goals set forth in the Award Notice over the performance period set forth in the Award Notice (the “Performance Period”), provided that the Holder remains in continuous employment with the Company through the applicable Vesting Date specified in the Award Notice, and the vested portion of the Award shall be paid to the Holder within 70 days after the applicable Vesting Date.  Attainment of the performance goals shall be determined and certified by the Committee in writing prior to the settlement of the Award.
3.2.Termination of Employment due to Death or Disability. If the Holder dies or is terminated by the Company due to Disability on or before the applicable Vesting Date, then the Award shall become vested on a pro-rated basis based on the number of days between the Grant Date and the applicable Vesting Date and with the performance goals set forth in Section 3.1 deemed to have been satisfied at the target level; provided, however, if the death or the termination due to Disability occurs after the conclusion of the Performance Period, the pro-rated Award shall be determined based on actual

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performance through the conclusion of the Performance Period. The vested Award shall be settled within 70 days following the date of the Holder’s death or termination of employment.
3.3.Change in Control.
(a)Satisfaction of Performance Goals. If a Change in Control occurs prior to the conclusion of the Performance Period, the performance goals set forth in Section 3.1 shall be deemed to have been satisfied at the target level. If the Change in Control occurs after the conclusion of the Performance Period, the number of shares of Stock earned pursuant to Section 3.1 shall be based on the actual level of performance through the conclusion of the Performance Period.
(b)Vesting and Settlement of Award Not Assumed. In the event of a Change in Control prior to the applicable Vesting Date pursuant to which the Award is not effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award  as in effect immediately prior to the Change in Control), the Award shall vest as of the date of the Change in Control based on the performance level determined in accordance with Section 3.3(a). The Award shall be settled within 70 days following such Change in Control; provided, however, if the Award is deemed “nonqualified deferred compensation” subject to Section 409A of the Code, and the Change in Control does not constitute a “change in control event,” within the meaning of Section 409A of the Code or the settlement upon the Change in Control would not be permitted under Section 409A of the Code, then the Award shall be settled following the applicable Vesting Date or, if earlier, the Holder’s termination of employment or death.
(c)Vesting and Settlement of Award Assumed. In the event of a Change in Control prior to the applicable Vesting Date pursuant to which the Award is effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the shares subject to the Award and other material terms and conditions of the outstanding Award  as in effect immediately prior to the Change in Control) and (i) the Holder remains continuously employed through the applicable Vesting Date or (ii) the Company terminates the Holder’s employment without Cause or the Holder resigns for Good Reason within 12 months following such Change in Control and the Holder executes and does not revoke a waiver and release of claims in the form prescribed by the Company within 60 days after the date of such termination, then the Award shall vest based on the performance level determined in accordance with Section 3.3(a) hereof. The vested Award shall be settled within 70 days following the applicable Vesting Date or, if earlier, the Holder’s termination of employment pursuant to this Section 3.3(c).
3.4.Termination Prior to the Vesting Date other than due to Death or Disability or Related to a Change in Control. If the Holder’s employment with the Company terminates prior to the applicable Vesting Date for any reason other than due to the Holder’s death or termination by the Company due to Disability as contemplated under Section 3.2 or related to a Change in Control as contemplated under Section 3.3, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company.
3.5.Definitions.
(a)Cause. For purposes of this Award, “Cause” shall mean the definition of such term contained in a written employment agreement in effect between the Holder and the Company or an Affiliate as of the Grant Date or severance plan applicable to the Holder as of the Grant Date or, if there is no such employment agreement or severance plan in effect or if any such employment agreement or severance plan does not define the term “Cause,” the term “Cause” shall mean a Holder’s (i) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in imprisonment of the Holder or serious economic

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injury to the Company or any of its Affiliates, (ii) dishonesty or willful commission or omission of any action that has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company or any of its Affiliates, or (iii) material breach of this Agreement or any other material agreement entered into between a Holder and the Company or any of its Affiliates, or the Company’s or any of its Affiliates’ written policies and procedures as may be implemented from time to time after notice and a reasonable opportunity to cure (if such breach can be cured).
(b)Disability. For purposes of this Award, “Disability” means Holder’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Section 22(e)(3) of the Code.
(c)Good Reason. For purposes of this Award, “Good Reason” shall have the meaning set forth in any written employment agreement in effect between the Holder and the Company or an Affiliate as of the Grant Date or severance plan applicable to the Holder as of the Grant Date or, if there is no such employment agreement or severance plan in effect or if any such employment agreement or severance plan does not define the term “Good Reason,” the term “Good Reason” shall be deemed to exist if, and only if, without Holder’s written consent: (i) there is a reduction of Holder’s then current base salary by 10% or more unless such reduction is part of a generalized salary reduction affecting similarly situated employees; (ii) there is a change in Holder’s position with the Company that materially reduces Holder’s duties, level of authority or responsibility; (iii) the Company or any successor materially breaches any employment or other material agreement between Holder and the Company or its Affiliates (if any); or (iv) the Company conditions Holder’s continued service with the Company or its Affiliates on Holder being transferred to a location that would increase Holder’s one-way commute by more than fifty (50) miles from Holder’s then principal residence. In order to terminate due to Good Reason, Holder must comply with the Good Reason Process described herein.
(d)Good Reason Process. For purposes of this Award, “Good Reason Process” shall mean that (i) Holder reasonably determines in good faith that a Good Reason condition has occurred, (ii) Holder notifies the Company in writing of the occurrence of the Good Reason condition within sixty (60) days of Holder having actual or constructive knowledge of the occurrence of such condition, (iii) Holder cooperates in good faith with the Company’s efforts at no cost to the Holder, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the condition, (iv) notwithstanding such efforts, the Good Reason condition continues to exist, and (v) Holder terminates Holder’s Employment within thirty (30) days after the expiration of the Cure Period. For the avoidance of doubt, if the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.
4.Issuance or Delivery of Shares.  Subject to Section 7.12, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Stock to the Holder at the time specified in Section 3 hereof. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 7.  Prior to the issuance to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.
5.Transfer Restrictions and Investment Representation.
5.1.Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

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5.2.Investment Representation. The Holder hereby covenants that (a) any sale of any share of Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
6.Additional Terms and Conditions of Award.
6.1.Withholding Taxes.
(a)As a condition precedent to the delivery of the Shares, the Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.
(b)The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company; (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole Shares having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (3) authorizing the Company to withhold whole Shares which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (4) to the extent permitted by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of same-day sale or (5) any combination of (1), (2), (3) and (4). Shares to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding amount permitted by the Committee). Any fraction of a Share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No Share or certificate representing a Share shall be delivered until the Required Tax Payments have been satisfied in full.
6.2.Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
6.3.Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.
6.4.Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

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6.5.Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
6.6.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Angel Oak Mortgage REIT, Inc., Attn: Corporate Secretary, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
6.7.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.
6.8.Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
6.9.Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
6.10.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
6.11.Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
6.12.Compliance With Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Stock shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Holder’s death.

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